Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the accompanying Registration Statement on Form S-3 of Whitestone REIT (the “Registration Statement”) of our report dated August 1, 2017, with respect to the Statement of Revenues and Certain Operating Expenses of BLVD Place for the year ended December 31, 2016, which appears in the Current Report on Form 8-K/A of Whitestone REIT of even date therewith.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.
Pannell Kerr Forster of Texas, P.C.

Houston, Texas
May 17, 2018